Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
September 20, 2010	Contact: Helen W. Cornell
Executive Vice President, Finance and CFO
(217) 228-8209
GARDNER DENVER, INC. ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER
QUINCY, IL September 20, 2010 – Gardner Denver, Inc. (NYSE: GDI) today announced the appointment of Michael M. Larsen as Vice President and Chief Financial Officer, effective October 11, 2010. Mr. Larsen succeeds Helen W. Cornell, who has served in this capacity since 2004 and previously advised the Company of her intention to retire to enable her to increase her involvement in family business matters. Mrs. Cornell will remain with the Company during a transition period, which is expected to be completed in November 2010.
Prior to joining Gardner Denver, Mr. Larsen was Chief Financial Officer, General Electric (GE) Water & Process Technologies, a global organization with revenues of approximately $2 billion and 7,500 employees. His previous experience includes more than 15 years with General Electric Company (NYSE:GE), where he served in a variety of financial leadership roles in GE Plastics, GE Industrial, GE Energy Services and GE Power & Water. He joined GE’s European Healthcare organization in Paris, France in 1995 and served on GE’s Corporate Audit staff for six years. Additionally, Mr. Larsen worked in the banking industry in Denmark and Luxembourg during the early years of his career.
Mr. Larsen received a Bachelor of Arts degree in International Economics from the American University of Paris and MBA’s from Columbia University and London Business School.
“I am very pleased that Michael has decided to join Gardner Denver,” said Barry L. Pennypacker, Gardner Denver’s President and Chief Executive Officer. “He brings a breadth of financial expertise that has been accumulated during his career at GE and will provide a global perspective in his financial leadership of our organization as we make acquisitions, drive organic growth and continue our journey to operational excellence through ‘The Gardner Denver Way.’ I want to personally thank Helen for her commitment to making Gardner Denver a better company every day, and wish her all the best in her future endeavors.”

“I am excited to be joining Gardner Denver,” said Mr. Larsen. “I am looking forward to contributing with the aim of growing the Company into a larger, more profitable organization.”
Gardner Denver, Inc., with 2009 revenues of approximately $1.8 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).
Cautionary Statement Regarding Forward-Looking Statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Risks that could cause results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2009, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.
# # #